EXHIBIT 32.1

Certification by Stephen Mack
pursuant to
18 U.S.C Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to 18 U.S.C. §1350

     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Inforte Corp. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Inforte Corp.

	By:	/s/ Stephen Mack
March 26, 2007		Stephen Mack,
Chief Executive Officer